UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2016, HCSB Financial Corporation (the “Company”) filed with the South Carolina Secretary of State Articles of Amendment to the Company’s Articles of Incorporation to designate 905,315.57 shares of the Company’s authorized but unissued preferred stock as shares of the Company’s Series A preferred stock. The Series A preferred stock has the following terms, preferences, limitations and relative rights:

•	Dividends: Holders of the Series A preferred stock will be entitled to receive dividends when, as, and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of common stock with respect to the number of shares of common stock into which the shares of Series A preferred stock would be converted in accordance with the Articles of Amendment, and no dividends would be payable on the common stock unless a dividend identical to that paid on the common stock is payable at the same time on the Series A preferred stock on an as-converted basis.

•	Conversion: Each share of Series A preferred stock will automatically convert into one hundred shares of non-voting common stock effective as of the close of business on the date that the Company obtains shareholder approval for and files an amendment to the Articles of Incorporation to authorize a class of non-voting common stock. Unless the shares of Series A preferred stock have previously been converted into shares of non-voting common stock as described above, each share of Series A preferred stock will automatically convert into one hundred shares of voting common stock upon a “Permissible Transfer” of such shares of Series A preferred stock to a non-affiliate of such holder or may be converted into 100 shares of voting common stock at any time, provided that upon such conversion, the holder and its affiliates will not own more than 9.9% of the Company’s voting securities. A “Permissible Transfer” is a transfer by the holder of Series A preferred stock (i) to the Company; (ii) in a widely distributed public offering of voting common stock or Series A preferred stock; (iii) that is part of an offering that is not a widely distributed public offering of voting common stock or Series A preferred stock but is one in which no one transferee acquires the rights to receive 2% or more of any class of voting securities; (iv) that is part of a transfer of voting common stock or Series A preferred stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

•	Priority: The Series A preferred stock will rank, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, pari passu with the common stock pro rata on an as-converted basis.

•	Voting: Holders of Series A preferred stock will have no voting rights except as may be required by law. If the holders of Series A preferred stock are entitled by law to vote as a single class with the holders of outstanding shares of common stock, each share of Series A preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share is convertible.

•	Preemptive Rights: Holders of Series A preferred stock will have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series A preferred stock.

•	Redemption: The Series A preferred stock will not be redeemable by either the Company or by the holder.

A copy of the Articles of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The description of the terms of the Articles of Amendment in this Item 3.03 and Item 5.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of HCSB Financial Corporation to establish the Series A Preferred Stock, effective April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: April 7, 2016	By:	/s/ James R. Clarkson
	Name:	James R. Clarkson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of HCSB Financial Corporation, effective April 1, 2016